Master Premier Institutional Fund
                                    Series 1
                              Exhibit to Item 77O


       Trade Date                Description of Security
       ----------                -----------------------
       11/02/2004                Fifth Third Bancorp 1.92% 11/23/05
       11/24/2004                ASIF Global Financing 2.41% 01/23/06

                            Master Institutional Fund
                                    Series 2
                               Exhibit to Item 77O


       Trade Date                Description of Security
       ----------                -----------------------
       11/24/2004                ASIF Global Financing 2.41% 01/23/06